SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: March 8, 2004


                       EASTERN AMERICAN NATURAL GAS TRUST
           (Exact name of each Registrant as specified in its Charter)


     Delaware (State or other Jurisdiction of Incorporation or Organization)


                                     1-1174
                            (Commission File Number)


                                   36-7034603
                                  (IRS employer
                               identification no.)


                              The Bank of New York
                          c/o BNY Midwest Trust Company
                       2 North LaSalle Street, Suite 1020
                             Chicago, Illinois 60602


                    Registrant's telephone number, including
                            area code: 312-827-8553

ITEM 12. Results of Operations and Financial Condition.

         (a) On February 17, 2004, Eastern American Natural Gas Trust issued a press release announcing its estimated distributable income for the quarter ended December 31, 2003 and declared a quarterly dividend to be paid on March 15, 2004 to holders of record as of the close of business on February 29, 2004. The text of the press release is included as Exhibit 99.1.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    EASTERN AMERICAN NATURAL GAS TRUST

                                    By:    The Bank of New York, not in its
                                           individual capacity, but solely as
                                           Trustee of the Eastern American
                                           Natural Gas Trust.


                                    By:      /s/ Cynthia Davis
                                             -------------------------------
                                                  Cynthia Davis
                                                  Agent
Date:    March 8, 2004


Exhibit Index

Exhibit Number             Description
--------------             ------------


99.1                       Press Release of American Natural Gas Trust

EXHIBIT 99.1

                                  Press Release

For More Information, Call: Cynthia Davis  (312) 827-8553

                                           For Immediate Release
                                                                 2/17/04



                   EASTERN AMERICAN NATURAL GAS TRUST DECLARES
                               QUARTERLY DIVIDEND

         Charleston, West Virginia, February 17, 2004 - - EASTERN AMERICAN NATURAL GAS TRUST (NYSE-NGT) today announced that its estimated distributable income for the quarter ended December 31, 2003 is $.4097 per Depositary Unit. Based on the amount of distributable income for the quarter, the Trust anticipates that it will make a cash distribution on or before March 15, 2004 of $.4097 per Depositary Unit to holders of record as of the close of business on February 29, 2004.

         Eastern American Natural Gas Trust is a grantor trust, which presently holds net profit interests in approximately 650 producing gas wells located in West Virginia and Pennsylvania.

                     #                   #                 #

         For further information, contact:

                  Cynthia Davis, (312) 827-8553
                  The Bank of New York, as Successor Trustee

02662.0161 #469519